Exhibit (p)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer or Director of Equitable Financial Life Insurance Company of America (the “Company”), an Arizona stock life insurance company, hereby constitutes and appoints José Ramón González, Kurt Meyers, Ralph A. Petruzzo, Nicholas Huth, Alfred Ayensu-Ghartey and Robert Negron, each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any and all reports (and amendments thereto) by the Company under the Securities Exchange Act of 1934 (including but not limited to any report on Forms 10-K, 10-Q or 8-K) and any and all registration statements (and amendments thereto) by the Company or its separate accounts relating to annuity contracts and life insurance policies under the Securities Act of 1933 and/or the Investment Company Act of 1940, including but not limited to the “Registration Statements,” as defined below, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

The “Registration Statements” covered by the Power of Attorney are defined to include the registration statements listed below:

Variable Account AA (811-23817)

333-266576	333-275044
333-266909	333-275046
333-275041	333-275050
333-275042	333-275049
333-275043

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account A (811-05166)

033-14362	333-72632
033-20453	333-91776
033-20696	333-92066
333-59717

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account 70A (811-23609)

333-248907	333-275040
333-265026	333-275033
333-265028	333-275034
333-265030	333-275035
333-272919	333-275036
333-275037	333-275039
333-275038	333-282234

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account K (811-22886)

333-191149	333-229238
333-191150	333-256256
333-207014	333-271991
333-229237	333-281513

Form N-6 registration statements to be filed as necessary.

EFLOA

Equitable America Variable Account L (811-04234)

002-95990	333-72578
033-82570	333-72596
333-56969	333-104162
333-64417	333-134304

Form N-6 registration statements to be filed as necessary.

Equitable America Variable Account S (811-05100)

033-13183

Form N-6 registration statements to be filed as necessary.

Equitable Financial Life Insurance Company of America

333-223704	333-275026
333-229747	333-275497
333-236437	333-277086
333-251416	333-277088
333-263529	333-277092
333-263742	333-277096
333-265009	333-277097
333-265027	333-277099
333-265029	333-277100
333-267329	333-277710
333-275021	333-282236
333-275022	333-282435
333-275025

Form S-1 or S-3 registration statements to be filed, as necessary, for Market Value Adjustment interests under MONY Variable Annuity and MONY Custom Master contracts issued by Equitable Life Insurance Company of America.

Form S-1 or S-3 registration statements to be filed, as necessary, for index-linked investment options to be offered in connection with certain flexible annuity contracts. This includes, but is not limited to, the Investment Edge® 21.0 Series ADV, the Structured Investment Option, Structured Capital Strategies PLUS® 21 and Structured Capital Strategies® Income.

Form S-1 or S-3 registration statements to be filed, as necessary, for index-linked investment options to be offered with certain flexible premium variable life insurance policies. This includes but is not limited to each Market Stabilizer Option®.

Form S-1, S-3, N-4 or N-6 registration statements to be filed as necessary, including but not limited to any registration statements filed to continue the offering of, and/or register more securities for, any securities offered by the registration statements identified above.

This instrument may be executed in one or more counterparts.

EFLOA

The undersigned has hereunto set his or her hand on the date(s) below.

Date	Signature	Title

10/27/2024	/s/ Daniel G. Kaye	Director
Daniel G. Kaye

10/24/2024	/s/ Francis Hondal	Director
Francis Hondal

10/23/2024	/s/ Arlene Isaacs-Lowe	Director
Arlene Isaacs-Lowe

10/24/2024	/s/ Joan Lamm-Tennant	Director
Joan Lamm-Tennant

10/25/2024	/s/ Craig MacKay	Director
Craig MacKay

11/01/2024	/s/ Mark Pearson	Chief Executive Officer and Director
Mark Pearson

10/28/2024	/s/ Bertram Scott	Director
Bertram Scott

10/28/2024	/s/ George Stansfield	Director
George Stansfield

10/17/2024	/s/ Charles G.T. Stonehill	Director
Charles G.T. Stonehill

10/24/2024	/s/ Robin Raju	Chief Financial Officer
Robin Raju

10/25/2024	/s/ William Eckert	Chief Accounting Officer
William Eckert

EFLOA